EXHIBIT 5.1
                                               Opinion of Andrew I. Telsey, P.C.




                                 October 5, 2006

Northern Ethanol, Inc.
193 King Street East
Suite 300
Toronto, Ontario, M5A 1J5, Canada

         RE:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Northern Ethanol, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of a total of 8,000,000 shares (the "Shares") of the Company's Common Stock, $0.0001 par value (the "Common Stock"), which will be issuable from time to time under the Northern Ethanol, Inc. 2006 Stock Plan (the "2006 Plan").

In connection therewith, we have reviewed such Registration Statement, the Company's filings with the Securities and Exchange Commission, certain of the Company's corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the 2006 Plan and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity with originals of all items submitted to us as copies. We also have relied upon a certificate of an officer of the Company as to certain factual matters. We have relied on the Company's records and have assumed the accuracy and completeness thereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the 2006 Plan and pursuant to the agreements that accompany each grant under the 2006 Plan, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the Delaware General Corporate Laws and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.



                                       Very truly yours,

                                       s/Andrew I. Telsey, P.C.

                                       ANDREW I. TELSEY, P.C.